EXHIBIT 4.5

                            FOCUS ENHANCEMENTS, INC.

                         DIRECTOR STOCK OPTION AGREEMENT


         1.       Grant of Option.

         FOCUS Enhancements, Inc., a Delaware corporation (the "Company"), hereby grants to ________________ (the "Director") an option to purchase _______ shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company as hereinafter set forth, pursuant and subject to the terms and provisions of the Company's 1997 Director Stock Option Plan (the "Director Plan").

         All capitalized terms which are not otherwise defined herein shall have the meanings as those assigned thereto in the Director Plan.

         2.       Vesting of Option.

         This Option shall be exercisable in cumulative installments as follows:

            Number of Option Shares for which
                 Option Will be Exercisable             Date of Vesting

                           ------                       -------------

                           ------                       -------------

                           ------                       -------------

         3. Sale of Assets. If while the Director is a director of the Company, or if at any time after the Director has ceased to be a member of the Board as a result of the termination of his directorship by the Company without Cause, all or substantially all of the stock or assets of Company and its subsidiaries shall be sold in a transaction or related series of transactions (other than to an entity or entities in which the group consisting of the stockholders of the Company, their affiliates and family members immediately prior to such sale beneficially own directly or indirectly stock representing at least fifty percent (50%) of combined voting power of the voting capital stock of such entity or entities) then all of the options to purchase Common Stock granted hereunder shall become vested immediately prior to the effectiveness of such sale and shall not be subject to forfeiture. As used herein the term "Cause" shall mean conduct, as determined by the Board, involving one or more of the following: (i) gross misconduct by the Director which is materially injurious to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of rules or policies of the Company which results in material economic loss, damage or injury to the Company; or (iii) the unauthorized


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disclosure of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or a violation of any noncompetition covenant or assignment of inventions obligation with the Company; or (iv) the commission of an act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (v) the conviction of the Director of a felony involving any financial impropriety or which would materially interfere with the Director's ability to perform his or her services or otherwise be injurious to the Company; or (vi) the failure of the Director to perform in a material respect his or her employment or engagement obligations without proper cause. In making such determination, the Board shall act fairly and in utmost good faith.

         4.       Term of Option.

         This Option shall terminate in ten (10) years on ______________.

         5.       Exercise Price.

         The exercise price of this Option shall be $____ per share.

         6.       Exercise and Payment.

         Method of Payment. This Option shall be exercisable by delivery to the Company of written notice of exercise, specifying the number of shares for which this Option is being exercised (subject to Section 2 hereof), together with payment to the Company for the total exercise price thereof in cash or by check; provided, however, that there shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares.

         7.       Non-transferability.

         This option shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the holder's lifetime only by him or her.

         8.       Effect of Termination or Death.

         In the event the Director ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of this Option shall, to the extent not then vested, immediately terminate and become void; any portion of this Option which is then vested but has not been exercised at the time the Director so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the holder (or by the holder's personal representative, heir or legatee, in the event of the holder's death) within 90 days of the date the

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Director  ceased to be a member of the Board;  and this Option  shall  terminate after such 90 days have expired.

         In the event the Director ceases to be a member of the Board by reason of his death or permanent disability, this Option shall be immediately and automatically accelerated and become fully vested and any unexercised portion or portions of this Option shall be exercisable by the holder (or by the holder's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of this Option.

         9.       Withholding Taxes.

         The Director acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Director any federal, state or local taxes of any kind required by law to be withheld with respect to exercise of this Option.

         10.      Plan Provisions.

         This Option and the rights of the Director hereunder shall be subject to and governed by the terms and provisions of the Director Plan, including without limitation the provisions of Section 6 thereof, and any terms stated herein that are not inconsistent with the terms of the Director Plan.

         11.      Director Representation.

         The Director hereby represents that he has read the Director Plan, attached hereto as Exhibit A.

         12.      Stock Certificate Legend.

         Because the Director is an "affiliate" of the Company (as defined in Rule 144 promulgated under the Securities Act of 1933), all stock certificates representing shares of Common Stock issued pursuant to the Option shall have affixed thereto legends substantially in the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred or assigned unless such shares are registered under the Act or an opinion of counsel, satisfactory to the corporation, is obtained to the effect that such sale, transfer or assignment is exempt from the registration requirements of the Act."

         13.      Notice.

         Any notice required to be given under the terms of this Option shall be properly addressed to the Company at its principal executive offices, and to the Director at his address set

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forth below,  or at such other  address as either of such parties may  hereafter designate in writing to the other.

         14.      Enforceability.

         This Option shall be binding upon the Director, any direct or indirect transferee, and the estates, personal representatives and beneficiaries of the Director and any direct or indirect transferee.

         15.      Effective Date.

         The effective date of this Option is ______________.

         IN WITNESS WHEREOF, this Option has been executed by a duly authorized officer of the Company as of the effective date.

                                             FOCUS ENHANCEMENTS, INC.


                                             By:
                                                   Name:
                                                   Title:


DIRECTOR'S ACCEPTANCE:

The undersigned hereby accepts this Option and agrees to the terms and provisions set forth in this Option and in the Director Plan (a copy of which has been delivered to him).



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Date:

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